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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 9, 2004 (JULY 23, 2004)





                       COMMISSION FILE NUMBER: 333-100125

               BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP
             (Exact Name of Registrant as Specified in Its Charter)

                 TEXAS                                     71-0897614
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)


              1323 NORTH STEMMONS FREEWAY, SUITE 212, DALLAS, TEXAS
                                      75207
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (866) 655-1620
              (Registrant's telephone number, including area code)


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ITEM 2.         ACQUISITION OR DISPOSITION OF ASSETS

        On July 23, 2004 (the "Date of Acquisition"), Behringer Harvard Short-Term Opportunity Fund I LP (the "Registrant"), acquired an approximate 85% interest in the ownership of a neighborhood shopping/service center containing approximately 98,764 rentable square feet, located on approximately 7.3 acres of land at the southeast corner of Skillman Street and Audelia Road in Dallas, Texas (the "Skillman Property"). The property is leased to a variety of retail and service oriented tenants, with retail concerns concentrated on the first floor. The contract purchase price of the Skillman Property was $13,650,000, exclusive of closing costs. The Registrant assumed the existing mortgage loan on the property with a current principal balance of $10,138,846 (the "Loan") with LaSalle Bank National Association, in its capacity as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2001-C3, Commercial Mortgage Pass-Through Certificates, Series 2001-C3 (the "Lender") to pay a portion of the purchase price and paid the remaining amount from proceeds of the Registrant's public offering of its partnership units. The Loan has an interest rate of 7.34% per annum and matures on April 11, 2011.

        The Skillman Property is held by Behringer Harvard Plaza Skillman LP (the "Partnership"), in which Behringer Harvard Plaza Skillman GP, a wholly-owned subsidiary of the Registrant (the "Subsidiary"), is the general partner, the Registrant and Audelia Plaza, Ltd., an unaffiliated third party, are Class A limited partners and Dunhill Partners, Inc., an unaffiliated third party, is the Class B limited Partner. The Registrant and its Subsidiary have a combined ownership interest in the property of approximately 85%. The approximate 15% remaining ownership interest in the Skillman Property is held by Audelia Plaza, Ltd. The purchase price for the transaction was determined through negotiations between Aristocrat Fund IV, L.P. (the "Seller"), an unaffiliated third party, and Audelia Plaza, Ltd. In evaluating the Skillman Property as a potential acquisition and determining the whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, costs of physical plant maintenance, location, environmental issues, demographics, tenant mix, quality of tenants, lease terms, price per square foot and occupancy. The Registrant's general partner believes that the Skillman Property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained, adequately insured and has been professionally managed.

        HPT Management Services LP (the "Property Manager"), an affiliate of the Registrant, has the sole and exclusive right to manage, operate, lease, and supervise the overall maintenance of the Skillman Property. Among other things, the Property Manager has the authority to negotiate and enter into leases of the property on behalf of the Partnership, to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that the Partnership provide sufficient funds for the payment of operating expenses.

        As compensation, the Property Manager receives a property management fee equal to 4.5% of the monthly gross revenues (as defined in the Amended and Restated Property Management and Leasing Agreement dated June 2, 2003). The Property Manager has subcontracted certain of its on-site management services to Dunhill Property Management Services, Inc. In addition, the Partnership has contracted with Dunhill Partners, Inc. for the leasing and disposition of the Skillman Property.

        The Skillman Property, constructed in 1985, is approximately 84% leased to approximately 30 tenants. Major tenants include Compass Bank, Re/Max Associates of Dallas and El Fenix. Compass Bank, a financial holding company that operates 317 full-service banking offices in various states, leases approximately 15,842 square feet for a current monthly base rent


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of $24,423 through November 2007, with two five-year extensions available.
Re/Max Associates of Dallas is a Dallas-based real estate agency that leases approximately 4,283 square feet for a current monthly base rent of $6,424 through May 2006, with no renewal options available. El Fenix is a Mexican restaurant that leases approximately 7,620 square feet for a current monthly base rent of $11,747 through June 2011, with one five-year extension available.

ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS

        (a)     Financial Statements of Businesses Acquired.

        Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before October 6, 2004, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

        (b)     Pro Forma Financial Information.

        See paragraph (a) above.

        (c)     Exhibits.

        None.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP

                             By:      Behringer Harvard Advisors II LP
                                      Co-General Partner





Dated:  August 9, 2004       By:      /s/ Gary S. Bresky
                                      -------------------------------------
                                          Gary S. Bresky
                                          Chief Financial Officer and Treasurer


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